LAW OFFICES
                                  McAfee & Taft
                           A PROFESSIONAL CORPORATION
                        10TH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                       OKLAHOMA CITY, OKLAHOMA 73102-7103
                                 (405) 235-9621
                               FAX (405) 235-0439
                            http://www.mcafeetaft.com

                               September 27, 2002






Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma 73134

                    Re: Shares of Class A Common Stock, Par Value $.001, to be issued pursuant to Dobson Communications Corporation 2002 Employee Stock Purchase Plan and Dobson Communications Corporation 2002 Stock Incentive Plan
Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the Dobson Communications Corporation 2002 Employee Stock Purchase Plan and Dobson Communications Corporation 2002 Stock Incentive Plan (the "Plans"), which Registration Statement covers the offer and sale of 1,000,000 shares of Class A common stock, par value $.001 per share under the Dobson Communications Corporation 2002 Employee Stock Purchase Plan, and 7,000,000 shares of Class A common stock, par value $.001 per share under the Dobson Communications Corporation 2002 Stock Incentive Plan, of Dobson Communications Corporation (the "Company"). We have also examined your minute books and other corporate records, and have made such other investigation as we have deemed necessary in order to render the opinions expressed herein.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Oklahoma.

     2. The Class A common stock to be purchased pursuant to the Plans, when issued in accordance with the Plans, will be legally issued, fully paid and nonassessable in accordance with the Oklahoma General Corporation Law.

     Consent is hereby given for the inclusion of this opinion as part of the referenced Registration Statement.

                                       Very truly yours,

                                       McAFEE & TAFT A PROFESSIONAL CORPORATION